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                                                                    EXHIBIT 99.5

                           PRINCETON VIDEO IMAGE, INC.

                                15 PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648

                                  July 23, 2001

PVI Holding, LLC
c/o Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York  11714
Attention: General Counsel

         Re: Stock and Warrant Purchase Agreement (the "Agreement"), dated as of February 4, 2001, between Princeton Video Image, Inc. and PVI Holding, LLC.

Dear Sir or Madam:

         This will confirm the understanding between Princeton Video Image, Inc. and PVI Holding, LLC regarding the above referenced Agreement.

         Section 10.2(iii) of the Agreement is hereby amended to read in its entirety as follows:

              (iii) by either party upon written notice to the other party if the Second Closing has not occurred on or before September 30, 2001, in which case all parties shall be released from all obligations hereunder other than obligations arising from a breach or default hereunder, including Section 9.

         The signature of an authorized officer of PVI Holding, LLC will confirm the amendment to Section 10.2(iii) of the Agreement as set forth above. Your attention to this matter is greatly appreciated.

                                   Sincerely,


                                   /s/ Dennis P. Wilkinson
                                   -------------------------------------
                                   Dennis P. Wilkinson
                                   President and Chief Executive Officer

ACCEPTED AND AGREED TO:

PVI Holding, LLC:

By:    /s/ Robert Lemle
   -----------------------------------
Name:  Robert Lemle
     ---------------------------------
Title: Vice Chairman
      --------------------------------
Date:  July 24, 2001
     ---------------------------------

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CONSENTED TO:

Presencia en Medios, S.A. de C.V.:

By:    /s/ David Sitt
   -----------------------------------
Name:  David Sitt
     ---------------------------------
Title: Director General
      --------------------------------
Date:  July 23, 2001
     ---------------------------------


Presence in Media LLC:

By:    /s/ David Sitt
   -----------------------------------
Name:  David Sitt
     ---------------------------------
Title:
      --------------------------------
Date:  July 23, 2001
     ---------------------------------


Virtual Advertisement LLC:

By:    /s/ David Sitt
   -----------------------------------
Name:  David Sitt
     ---------------------------------
Title:
      --------------------------------
Date:  July 23, 2001
     ---------------------------------


PVI LA, LLC:

By:    /s/ David Sitt
   -----------------------------------
Name:  David Sitt
     ---------------------------------
Title:
      --------------------------------
Date:  July 23, 2001
     ---------------------------------


Princeton Video Image Latin America, LLC:

By:    /s/ Dennis P. Wilkinson
   -----------------------------------
Name:  Dennis P. Wilkinson
     ---------------------------------
Title: President - CEO
      --------------------------------
Date:  July 25, 2001
     ---------------------------------


DESIGNATED PARTIES:

/s/ Eduardo Sitt
--------------------------------------
Eduardo Sitt


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/s/ David Sitt
-------------------------------------
David Sitt

/s/ Roberto Sonabend
-------------------------------------
Roberto Sonabend

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